UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 05, 2025

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, in connection with its previously announced restructuring and recapitalization transactions (the “Transactions”), 5E Advanced Materials, Inc., a Delaware corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) on January 14, 2025 with BEP Special Situations IV LLC (“Bluescape”), Meridian Investments Corporation (“Meridian”) and Ascend Global Investment Fund SPC, for and on behalf of Strategic SP (together with Meridian, “Ascend”). On March 5, 2025 (the “Exchange Effective Date”), the parties consummated the transactions contemplated by the Exchange Agreement, resulting in the termination of the Amended and Restated Note Purchase Agreement, dated as of January 18, 2024 (as amended, the “Note Purchase Agreement”), between the Company, Bluescape and Ascend, and the extinguishment of all indebtedness owed by the Company under the Note Purchase Agreement.

Additional information regarding the Transactions, the material terms of the Note Purchase Agreement and the Exchange Agreement, the material circumstances surrounding the termination of the Note Purchase Agreement, and the relationship between the Company and each of Bluescape and Ascend is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 3, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

As consideration for the termination of the Note Purchase Agreement and as contemplated by the Exchange Agreement, on the Exchange Effective Date, the Company issued an aggregate of 13,586,524 shares of the Company’s common stock to Bluescape and Ascend. The securities were issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Exchange Effective Date, Paul Weibel notified the Company of his resignation from the Board of Directors of the Company (the “Board”), effective on such date. Mr. Weibel will continue to serve as the Company’s Chief Executive Officer.

On the Exchange Effective Date, the Board appointed Curtis L. Hebert, Jr., as a director, effective immediately, to serve for a term expiring at the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. Mr. Hebert was designated for appointment to the Company’s Board by Bluescape pursuant to the terms of the Fourth Amended and Restated Investor and Registration Rights Agreement, dated January 14, 2025, by and among the Company, Bluescape and Ascend, which provide each of Bluescape and Ascend the right to designate two directors to serve on the Company’s Board following the consummation of the Transactions for so long as each such party beneficially owns 25% of the Company’s common stock, and one director to serve on the Company's Board for so long as each such party beneficially owns 10% of the Company's common stock. Bluescape has also designated Graham van’t Hoff to continue to serve as its second designee on our Board, and Ascend has designated Barry Dick and Bryn Jones to continue to serve on our Board as its designees.

Mr. Hebert is eligible to participate in the Company’s Non-Employee Director Compensation Policy. Under the Policy, Mr. Hebert is eligible to receive an annual cash retainer of $50,000, earned on a quarterly basis based on a calendar quarter and paid in arrears not later than the fifteenth day following the end of each calendar quarter (prorated for the portion of the calendar quarter he actually served as a Non-Employee Director). Mr. Hebert is also eligible to receive a grant of restricted stock units (“RSUs”) on the last day of each calendar quarter on which he is serving as a director, with value equal to the annual cash retainer divided by four, subject to any stockholder approvals required, with the number of RSUs determined by dividing the cash value by the average closing price of the Company’s common stock during the applicable calendar quarter (inclusive of the first and last day of such calendar quarter). Such quarterly RSU grants will vest on July 1st following the applicable grant date, subject to Mr. Hebert’s continued service through the applicable vesting date. Such RSU Awards to Mr. Hebert will also vest in full (i) immediately upon the effectiveness of his voluntary resignation from the Board, (ii) in the event of a change in control, or (iii) upon his death or disability.

Mr. Hebert will also enter into the Company’s standard indemnification agreement for directors and officers. Mr. Hebert does not have any family relationship with any other director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intends to be a party, in which Mr. Hebert has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Hebert was appointed as a director.

Item 8.01 Other Events.

As previously reported, on September 12, 2024, the Company received a written notice from The Nasdaq Stock Market LLC ("Nasdaq"), notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). On March 4, 2025, the Company received a letter from Nasdaq notifying the Company that for ten consecutive business days, from February 18, 2025 to March 3, 2025, the closing bid price of the Company’s common stock was $1.00 per share or greater, and accordingly, the Company has regained compliance with the Minimum

Bid Price Requirement and the matter is now closed. There can be no assurance, however, that the Company will be able to maintain compliance with the Minimum Bid Price Requirement in the future.

As previously reported, on November 20, 2024, the Company received a written notice from Nasdaq, notifying the Company that the Company was not in compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5450(b)(1), which requires companies listed on the Nasdaq Global Select Market to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Rule”).

As a result of the Transactions, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity in excess of the $10,000,000 stockholders’ equity requirement for continued listing on the Nasdaq Global Select Market. The Company awaits the Nasdaq Listing Qualifications Staff’s formal determination with respect to the Company’s compliance with the Stockholders’ Equity Rule. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders' Equity Rule and, if at the time of the Company’s next periodic report the Company does not evidence compliance with the Stockholders’ Equity Rule, the Company's common stock may again be subject to delisting.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s ability to regain and maintain compliance with the continued listing standards of the Nasdaq Global Select Market. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For other important factors that could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as updated by the Company’s other filings with the SEC, including the Company's Forms 10-Q and Forms 8-K, as well as in its filings with the Australian Securities Exchange. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	March 5, 2025	By:	/s/ Joshua Malm
Joshua Malm Chief Financial Officer, Treasurer and Corporate Secretary